EXHIBIT 99.1

Red Rock Gathering Company, LLC
and Subsidiary

Consolidated Financial Statements as of December 31, 2013 and for the year ended December 31, 2013, and Independent Auditors' Report

EXHIBIT 99.1

i

EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Managers of Red Rock Gathering Company, LLC
Dallas, Texas

We have audited the accompanying consolidated financial statements of Red Rock Gathering Company, LLC (an indirect subsidiary of Summit Midstream Partners, LLC) and its subsidiary (the "Company"), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, membership interests and cash flows for the year ended December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Red Rock Gathering Company, LLC and its subsidiary as of December 31, 2013, and the results of its operations and its cash flows for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 16, 2014

EXHIBIT 99.1

RED ROCK GATHERING COMPANY, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

December 31, 2013
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$1,593
Accounts receivable	13,621
Other assets	1,652
Total current assets	16,866
Property, plant and equipment, net	177,740
Rights-of-way, net	49,183
Other noncurrent assets	35
Total assets	$243,824

Liabilities and Membership Interests
Current liabilities:
Trade accounts payable	$6,985
Ad valorem taxes payable	1,571
Accrued expenses	1,440
Other current liabilities	1,234
Total liabilities	11,230
Commitments and contingencies (Note 8)

Membership interests	232,594
Total membership interests	232,594
Total liabilities and membership interests	$243,824
The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

RED ROCK GATHERING COMPANY, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2013
(In thousands)
Revenues:
Gathering services and other fees	$30,840
Natural gas, NGLs and condensate sales and other	19,274
Total revenues	50,114

Costs and expenses:
Operation and maintenance	12,493
Cost of natural gas and NGLs	13,197
General and administrative	5,547
Transaction costs	71
Depreciation and amortization	9,138
Total costs and expenses	40,446
Net income	$9,668
The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

RED ROCK GATHERING COMPANY, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF MEMBERSHIP INTERESTS

Total membership interests
(In thousands)
Membership interests, January 1, 2013	$211,001
Net income	9,668
Cash advances from Summit Investments	27,909
Cash advances to Summit Investments	(27,171)
Unit-based compensation expense allocated from Summit Investments	490
Capitalized interest allocated to Red Rock Gathering projects from Summit Investments	496
Capital expenditures paid by Summit Investments on behalf of Red Rock Gathering	52
Expenses paid by Summit Investments on behalf of Red Rock Gathering	10,149
Membership interests, December 31, 2013	$232,594
The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

RED ROCK GATHERING COMPANY, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2013
(In thousands)
Cash flows from operating activities:
Net income	$9,668
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,138
Unit-based compensation expense allocated from Summit Investments	490
Changes in operating assets and liabilities:
Accounts receivable	(3,458)
Other assets	(378)
Trade accounts payable	(1,427)
Ad valorem taxes payable	(1,275)
Accrued expenses	1,003
Other current liabilities	971
Net cash provided by operating activities	14,732

Cash flows from investing activities:
Capital expenditures	(27,465)
Net cash used in investing activities	(27,465)

Cash flows from financing activities:
Expenses paid by Summit Investments on behalf of Red Rock Gathering	10,149
Cash advances from Summit Investments	27,909
Cash advances to Summit Investments	(27,171)
Net cash provided by financing activities	10,887
Net change in cash and cash equivalents	(1,846)
Cash and cash equivalents, January 1, 2013	3,439
Cash and cash equivalents, December 31, 2013	$1,593

Noncash Investing and Financing Activities:
Capital expenditures in trade accounts payable (period-end accruals)	$6,225
Capitalized interest allocated to Red Rock Gathering projects from Summit Investments	496
Capital expenditures paid by Summit Investments on behalf of Red Rock Gathering	52
The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

RED ROCK GATHERING COMPANY, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Organization. Red Rock Gathering Company, LLC ("Red Rock Gathering," "we" or the "Company"), a Delaware limited liability company, was formed and began operations in October 2012 in connection with the acquisition of ETC Canyon Pipeline, LLC ("ETC Canyon") by Summit Midstream Partners, LLC ("Summit Investments"). Red Rock Gathering owns and operates certain natural gas gathering and processing assets in the Piceance Basin in western Colorado and eastern Utah.
In September 2012, Summit Investments, a Delaware limited liability company, entered into a purchase and sale agreement with a subsidiary of Energy Transfer Partners, L.P., to acquire ETC Canyon, which subsequently became the Red Rock Gathering system. The transaction was funded through an equity contribution by Energy Capital Partners II, LLC and its parallel and co-investment funds (collectively, "Energy Capital Partners").
In March 2013, Summit Investments contributed 100% of its membership interests in the Company to Summit Midstream Partners Holdings, LLC ("SMP Holdings"), a wholly owned direct subsidiary of Summit Investments, in exchange for a continuing 100% interest in SMP Holdings. Also in March 2013, SMP Holdings contributed 100% of its membership interests in Ridgeline Gathering Company, LLC ("Ridgeline Gathering") to Red Rock Gathering in exchange for a continuing 100% interest in Red Rock Gathering, making Ridgeline Gathering a wholly owned subsidiary of Red Rock Gathering. We accounted for the contribution of Ridgeline Gathering to Red Rock Gathering in a manner similar to a pooling of interests due to common control.
In March 2014, SMP Holdings completed the sale of 100% of its interests in Red Rock Gathering and its wholly owned subsidiary to Summit Midstream Holdings, LLC ("Summit Holdings"), a wholly owned subsidiary of Summit Midstream Partners, LP ("SMLP"), a subsidiary also controlled by Summit Investments, in exchange for total cash consideration of $305.0 million, subject to customary working capital adjustments (the "Red Rock Drop Down").
Energy Capital Partners controls the activities of Summit Investments, and as a result, Red Rock Gathering, through its sole representation on Summit Investments’ board of managers. The Company is managed and operated by Summit Investments and neither Red Rock Gathering nor its subsidiary has any employees. Summit Investments has the sole responsibility for providing the personnel necessary to conduct the Company's operations, whether through directly hiring employees or by obtaining the services of personnel employed by others, including Summit Investments. All of the personnel that conduct the Company's business are employed by Summit Investments and its affiliates, but these individuals are sometimes referred to as our employees.
Business Operations. We are focused on the development, construction and operation of natural gas gathering and processing systems. We provide natural gas gathering and processing services pursuant to primarily long-term, fee-based natural gas gathering agreements with our customers. Our results are driven primarily by the volumes of natural gas that we gather and process across our systems.
Basis of Presentation and Principles of Consolidation. We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These principles are established by the Financial Accounting Standards Board (the "FASB").
The consolidated financial statements include the assets, liabilities, and results of operations of Red Rock Gathering and its wholly owned subsidiary as of and for the year ended December 31, 2013 due to common control. All intercompany transactions between the consolidated entities have been eliminated in consolidation. We make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date, including fair value measurements, the reported amounts of revenue and expense, and disclosure of contingencies. Although management believes these estimates are reasonable, actual results could differ from its estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents. Cash and cash equivalents include temporary cash investments with original maturities of three months or less.
Accounts Receivable. Accounts receivable relate to gathering and other services provided to our natural gas producer customers and other counterparties. To the extent we doubt the collectability of our accounts receivable, we recognize an allowance for doubtful accounts. We did not experience any nonpayments during the year ended December 31, 2013. As a result, we did not recognize an allowance for doubtful accounts as of December 31, 2013.

EXHIBIT 99.1

Property, Plant, and Equipment. We record property, plant, and equipment at historical cost of construction or fair value of the assets at acquisition. We capitalize expenditures that extend the useful life of an asset or enhance its productivity or efficiency from its original design over the expected remaining period of use. For maintenance and repairs that do not add capacity or extend the useful life of an asset, we recognize expenditures as an expense when incurred. SMP Holdings incurs interest expense and to the extent it is related to our capital projects, the associated interest expense is allocated to Red Rock Gathering as a noncash contribution and capitalized into the basis of the asset.
We base an asset’s carrying value on estimates, assumptions and judgments for useful life and salvage value. We record depreciation on a straight-line basis over an asset’s estimated useful life. We base our estimates for useful life on various factors including age (in the case of acquired assets), manufacturing specifications, technological advances, and historical data concerning useful lives of similar assets.
Upon sale or retirement, we remove the carrying value of an asset and its accumulated depreciation from our balance sheet and recognize the related gain or loss, if any.
Asset Retirement Obligations. We record a liability for asset retirement obligations only if and when a future asset retirement obligation with a determinable life is identified. As of December 31, 2013, we evaluated whether any future asset retirement obligations existed. For identified asset retirement obligations, we then evaluated whether the expected retirement date and the related costs of retirement could be estimated. In performing this evaluation, we concluded that our natural gas gathering and processing assets have an indeterminate life because they are owned and will operate for an indeterminate future period when properly maintained. Because we did not have sufficient information to reasonably estimate the amount or timing of such obligations and we have no current plan to discontinue use of any significant assets, we did not provide for any asset retirement obligations as of December 31, 2013.
Rights-of-Way. We have rights-of-way intangible assets associated with easements granted within existing rights-of-way. We amortize these intangible assets over 20 years. We recognize the amortization expense associated with these intangible assets in depreciation and amortization expense.
Impairment of Long-Lived Assets. We test assets for impairment when events or circumstances indicate that the carrying value of a long-lived asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If we conclude that an asset’s carrying value will not be recovered through future cash flows, we recognize an impairment loss on the long-lived asset equal to the amount by which the carrying value exceeds its fair value. We determine fair value using an income approach in which we discount the asset’s expected future cash flows to reflect the risk associated with achieving the underlying cash flows. During the year ended December 31, 2013, we concluded that none of our long-lived assets had been impaired.
Fair Value of Financial Instruments. The carrying amount of cash and cash equivalents (Level 1), accounts receivable, and accounts payable reported on the balance sheet approximates fair value due to their short-term maturities.
GAAP's fair-value-measurement standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes those inputs based upon the degree to which they are observable. The three levels of the fair value hierarchy are as follows:

•	Level 1. Inputs represent quoted prices in active markets for identical assets or liabilities;

•
Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs); and

•
Level 3. Inputs that are not observable from objective sources, such as management’s internally developed assumptions used in pricing an asset or liability (for example, an estimate of future cash flows used in management’s internally developed present value of future cash flows model that underlies the fair value measurement).

EXHIBIT 99.1

Commitments and Contingencies. We record accruals for loss contingencies when we determine that it is probable that a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events, and estimates of the financial impacts of such events.
Revenue Recognition. We generate the majority of our revenue from the natural gas gathering services that we provide to our natural gas producer customers. We also generate revenue from our marketing of natural gas and natural gas liquids ("NGLs"). We realize revenues by receiving fees from our producer customers or by selling the residue natural gas and NGLs.
We recognize revenue earned from gathering services in gathering services and other fees revenue. We also earn revenue from the sale of physical natural gas purchased from our customers under percentage-of-proceeds arrangements. These revenues are recognized in natural gas, NGLs and condensate sales and other with corresponding expense recognition in cost of natural gas and NGLs. Certain customers reimburse us for costs we incur on their behalf. We record costs incurred and reimbursed by our customers on a gross basis.
We recognize revenue when all of the following criteria are met: (i) persuasive evidence of an exchange arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured.
We obtain access to natural gas and provide services principally under contracts that contain one or more of the following arrangements:

•
Fee-based arrangements. Under fee-based arrangements, we receive a fee or fees for natural gas gathering and/or processing. The margins earned are directly related to the volume of natural gas that flows through the system.

•
Percent-of-proceeds arrangements. Under percent-of-proceeds arrangements, we generally purchase natural gas from producers at the wellhead, or other receipt points, gather the wellhead natural gas through our gathering system, treat the natural gas, process the natural gas or sell the natural gas to a third party for processing. We then remit to our producers an agreed-upon percentage of the actual proceeds received from sales of the residue natural gas and NGLs. Certain of these arrangements may also result in returning all or a portion of the residue natural gas and/or the NGLs to the producer, in lieu of returning sales proceeds.

•
Keep-Whole. Under keep-whole arrangements, after processing we keep 100% of the NGLs produced, and the processed natural gas, or value of the natural gas, is returned to the producer. Since some of the natural gas is used and removed during processing, we compensate the producer for the amount of natural gas used and removed in processing by supplying additional natural gas or by paying an agreed-upon value for the natural gas utilized. These arrangements have commodity price exposure for us because the costs are dependent on the price of natural gas and the revenues are based on the price of NGLs.

Certain of our natural gas gathering agreements provide for monthly, quarterly or annual minimum volume commitment ("MVC") from our customers. Under these MVCs, our customers agree to ship a minimum volume of natural gas on our gathering systems or to pay a minimum monetary amount over certain periods during the term of the MVC. A customer must make a shortfall payment to us at the end of the contract period, if its actual throughput volumes are less than its MVC for that period. Pursuant to the terms of our gas gathering agreements, amounts received as MVC shortfall payments cannot be used to offset future gathering fees.
We accumulate customer shortfall payment obligations under their MVCs during the contract period and bill them for the contract shortfall, if any, at the end of the contract period. We recognize revenue under these arrangements once all four revenue recognition criteria are met.
Equity-Based Compensation. Certain of Summit Investments’ current and former employees received Class B membership interests, classified as net profits interests, in Summit Midstream Management, LLC (the “Net Profits Interests”). The Net Profits Interests participate in distributions upon time vesting and the achievement of certain distribution targets to Class A members or higher priority vested Net Profits Interests. The Net Profits Interests are accounted for as compensatory awards, vest ratably over four to five years and provide for accelerated vesting in certain limited circumstances.
With the assistance of a third-party valuation firm, we determined the fair value of the Net Profits Interests as of their respective grant dates. The Net Profits Interests were valued utilizing an option pricing method, which models the Class A and Class B membership interests as call options on the underlying equity value of Summit Midstream Management, LLC and considers the rights and preferences of each class of equity to allocate a fair value to each

EXHIBIT 99.1

class.
Summit Investments allocated a portion of the annual expense associated with the Net Profits Interests to us during the year ended December 31, 2013. This amount is reflected in general and administrative expenses in the statement of operations.
Income Taxes. Red Rock Gathering is a limited liability company. As such, it is not a tax-paying entity for federal income tax purposes. Accordingly, a provision for income taxes has not been made in these consolidated financial statements.
Comprehensive Income. Comprehensive income is the same as net income for the year ended December 31, 2013.
Environmental Matters. We are subject to various federal, state and local laws and regulations relating to the protection of the environment. Although we believe that we are in material compliance with applicable environmental regulations, the risk of costs and liabilities are inherent in pipeline ownership and operation. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources are charged to expense when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. There are no such liabilities reflected in the accompanying consolidated financial statements at December 31, 2013. However, we can provide no assurances that significant costs and liabilities will not be incurred by the Company in the future. We are currently not aware of any material contingent liabilities that exist with respect to environmental matters.
Recent Accounting Pronouncements. Accounting standard setters frequently issue new or revised accounting rules. We review new pronouncements to determine the impact, if any, on our consolidated financial statements. There are currently no recent pronouncements that have been issued that we believe will materially affect the consolidated financial statements.

3. PROPERTY, PLANT, AND EQUIPMENT, NET
Details on property, plant, and equipment, net were as follows:

	Useful lives (In years)	December 31, 2013
	(Dollars in thousands)
Gas gathering systems and processing plants	30	$110,182
Compressor stations and compression equipment	30	28,440
Construction in progress	n/a	32,742
Other	4-15	13,853
Total		185,217
Less accumulated depreciation		(7,477)
Property, plant, and equipment, net		$177,740
During the year ended December 31, 2013, we recognized $6.4 million of depreciation expense related to property, plant and equipment. Construction in progress is depreciated consistent with its applicable asset class once it is placed in service.

4. RIGHTS-OF-WAY
Rights-of-way, which represent intangible assets subject to amortization, were as follows:

	December 31, 2013
	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
	(Dollars in thousands)
Rights-of-way	20	$52,219	$(3,036)	$49,183
We recognized $2.7 million of amortization expense for rights-of-way during the year ended December 31, 2013. The estimated aggregate annual amortization of intangible assets expected to be recognized as of December 31,

EXHIBIT 99.1

2013 for each of the five succeeding fiscal years follows (in thousands).

Annual amortization
2014	$2,610
2015	2,610
2016	2,610
2017	2,610
2018	2,610

5. MEMBERSHIP INTERESTS
SMP Holdings is the sole owner of the membership interests in Red Rock Gathering. These membership interests give it the right to participate in distributions and to exercise the other rights or privileges available to it under Red Rock Gathering's Second Restated and Amended Limited Liability Company Agreement.
During 2013, Summit Investments (i) incurred certain support expenses and capital expenditures on behalf of Red Rock Gathering and its subsidiary and (ii) allocated unit-based compensation expense and interest expense to Red Rock Gathering and its subsidiary. These transactions were settled through membership interests as of December 31, 2013. Also during 2013, Red Rock Gathering received cash advances from Summit Investments totaling $27.9 million and made cash advances to Summit Investments totaling $27.2 million.

6. CONCENTRATIONS OF RISK
Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable. We maintain our cash in bank deposit accounts that, at times, may exceed federally insured limits. We have not experienced any losses in such accounts and do not believe we are exposed to any significant risk.
Accounts receivable are primarily from natural gas producers shipping natural gas. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our counterparties may be similarly affected by changes in economic, industry or other conditions. We monitor the creditworthiness of our counterparties and generally require letters of credit for receivables from counterparties that are judged to have sub-standard credit, unless the credit risk can otherwise be mitigated.
Counterparties accounting for more than 10% of total revenues were as follows:

Year ended December 31, 2013
Revenue:
Counterparty A	28%
Counterparty B	20%
Counterparty C	*
Counterparties accounting for more than 10% of total accounts receivable were as follows:

December 31, 2013
Accounts receivable:
Counterparty A	26%
Counterparty B	18%
Counterparty C	13%
__________
* Counterparty did not exceed 10%.

EXHIBIT 99.1

7. RELATED-PARTY TRANSACTIONS
General and Administrative Expense Allocation. Summit Investments does not receive a management fee or other compensation in connection with the management of our business, but does allocate certain expenses incurred on our behalf to us. We reimburse Summit Investments and its affiliates for certain expenses incurred on our behalf, including, without limitation, certain operating and general and administrative expenses necessary to run our business. Summit Investments determines in good faith the expenses that are allocable to us. During the year ended December 31, 2013, Summit Investments allocated $4.5 million of operation and maintenance expenses and $2.5 million of general and administrative expenses to us.
Long-Term Debt Guarantees Prior to the Red Rock Drop Down. SMP Holdings has a revolving credit facility which is secured by the membership interests of and guaranteed by certain of its subsidiaries, including Red Rock Gathering, prior to the Red Rock Drop Down. The Company's assets were also pledged as collateral under the revolving credit facility. On March 17, 2014, SMP Holdings repaid in full the outstanding balance on the revolving credit facility. On March 18, 2014, Red Rock Gathering was removed as a subsidiary guarantor and the pledge of its membership interests and assets was removed from SMP Holdings' revolving credit facility in connection with the Red Rock Drop Down.
SMP Holdings also had a term loan secured by the membership interests of and guaranteed by certain of its subsidiaries, including Red Rock Gathering. The Company's assets were also pledged as collateral under the term loan. On March 17, 2014, SMP Holdings repaid in full the outstanding balance on the term loan and the Company's guarantee and related pledge of its membership interests and assets were canceled.
Long-Term Debt Guarantees Subsequent to the Red Rock Drop Down. Summit Holdings has a $700.0 million revolving credit facility that is secured by its membership interests and those of its subsidiaries. Substantially all of Summit Holdings' and its subsidiaries' assets are pledged as collateral under the revolving credit facility. The revolving credit facility, and Summit Holdings' obligations, are guaranteed by SMLP and each of its subsidiaries and allows for revolving loans, letters of credit and swingline loans. Concurrent with the Red Rock Drop Down, Red Rock Gathering was included as a subsidiary guarantor of Summit Holdings' revolving credit facility.
Summit Holdings has also issued $300.0 million of senior notes. SMLP and all of its subsidiaries other than the Summit Holdings and Summit Midstream Finance Corp ("Finance Corp.") have fully and unconditionally and jointly and severally guaranteed the senior notes. Concurrent with the Red Rock Drop Down, Red Rock Gathering was included as a subsidiary guarantor of the senior notes. SMLP has no independent assets or operations. Summit Holdings has no assets or operations other than its ownership of its wholly owned subsidiaries and activities associated with its borrowings under the revolving credit facility and the senior notes. Finance Corp. has no independent assets or operations and was formed for the sole purpose of being a co-issuer of certain of Summit Holdings' indebtedness, including the senior notes. There are no significant restrictions on the ability of SMLP or Summit Holdings to obtain funds from its subsidiaries by dividend or loan.

8. COMMITMENTS AND CONTINGENCIES
Operating Leases. We lease various office space to support our operations and have determined that our leases are operating leases. Total rent expense related to operating leases, which is recognized in general and administrative expenses, was $0.3 million during the year ended December 31, 2013.
The schedule of future minimum lease payments for operating leases that had initial or remaining noncancelable lease terms in excess of one year as of December 31, 2013 was as follows (in thousands):

Annual lease expense
2014	$333
2015	327
2016	314
2017	228
2018	168
Legal Proceedings. Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any significant legal or governmental proceedings.  In addition, we are not aware of any significant legal or governmental proceedings contemplated to be brought against us, under the various environmental protection statutes to which we are subject.

EXHIBIT 99.1

9. SUBSEQUENT EVENTS
In accordance with FASB Accounting Standards Codification 855, Subsequent Events, the Company has reviewed and updated subsequent events through April 16, 2014, the date the Red Rock consolidated financial statements were issued. There were no other material subsequent events that required recognition or additional disclosure in the Red Rock Gathering consolidated financial statements.